UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2018

Adhera Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4721 Emperor Boulevard, Suite 350 Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	919-578-5901

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2018, Adhera Therapeutics, Inc. (the “Company”) entered into Subscription Agreements (the “Purchase Agreements”) with certain accredited investors and conducted a closing pursuant to which the Company sold 73 shares of the Company’s Series F convertible preferred stock, par value of $0.01 per share (the “Preferred Stock”), at a purchase price of $5,000 per share of Preferred Stock. Each share of Preferred Stock is initially convertible into shares of the Company’s common stock, par value $0.006 per share (the “Common Stock”), at a conversion price of $0.50 per share of Common Stock. In addition, each investor received a 5-year warrant (the “Warrants”, and collectively with the Preferred Stock, the “Securities”, and the offering of the Securities, the “Private Placement”) to purchase 0.75 shares of Common Stock for each share of Common Stock issuable upon the conversion of the Preferred Stock purchased by such investor at an exercise price equal to $0.55 per share of Common Stock, subject to adjustment thereunder.

The Company received total net proceeds of approximately $0.31 million from the issuance of the Securities described above, after deducting placement agent fees and estimated expenses payable by the Company associated with such closing. The Company intends to use the proceeds of the Private Placement to fund its commercial operations relating to the sale and promotion of the Company’s Prestalia® product and the potential acquisition of additional commercial assets. Prestalia is a single-pill fixed dose combination of perindopril arginine, an angiotensin-converting-enzyme inhibitor, and amlodipine besylate, a calcium channel blocker, which has been approved by the U.S. Food and Drug Administration and is actively marketed in the U.S.

The Securities were being offered and sold in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) and Rule 506(b) of Regulation D promulgated thereunder. To the extent that any shares of Common Stock are issued in connection with the conversion of the Preferred Stock or the exercise of the Warrants, the Common Stock may not be offered, transferred or sold in the United States absent registration or the availability of an applicable exemption from the registration requirements of the Securities Act.

The rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of the Series F Convertible Preferred Stock of Adhera Therapeutics, Inc. (the “Certificate of Designation”) that was filed with the Secretary of State of the State of Delaware on July 11, 2018. The Certificate of Designation was filed as Exhibit 3.1 to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on July 16, 2018 (the “July 8-K”), and the rights, preferences and privileges of the Preferred Stock were summarized in the July 8-K. The form of Warrant that was issued at the Closing was filed as Exhibit 4.1 to the July 8-K, and the terms and provisions thereof were summarized in the July 8-K.

The foregoing summaries of the material terms and provisions of the Certificate of Designation and the form of Warrant are not complete and are qualified in their entirety by reference to the full text thereof, copies of each of which are filed herewith as Exhibits 3.1 and 4.1, respectively, and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference herein in its entirety. In addition, the Company issued to the placement agent for the Private Placement a Warrant to purchase 73,000 shares of Common Stock, which Warrant was issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Additional Information

This announcement is neither an offer to sell, nor a solicitation of an offer to buy, any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The securities described herein have not been and will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act, and applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock of Marina Biotech, Inc. (incorporated by reference to Exhibit 3.1 to the Prior 8-K).

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Prior 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adhera Therapeutics, Inc.

November 14, 2018	By:	/s/ Robert C. Moscato, Jr.
	Name:	Robert C. Moscato, Jr.
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Preferred Stock of Marina Biotech, Inc. (incorporated by reference to Exhibit 3.1 to the Prior 8-K).

4.1	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Prior 8-K).